EXHIBIT 10.158
INTELLECTUAL PROPERTY ASSIGNMENT
     This Intellectual Property Assignment Agreement (this “Assignment”) is made and entered into this 26TH day of March, 2007 by and among Paradyne Networks, Inc., a Delaware corporation (“Seller”) and Paradyne Corporation, a Delaware corporation (“Paradyne Corp”) and together with Seller, (“Paradyne”) and Verso Technologies, Inc., a Minnesota corporation (“Buyer”).
RECITALS
     WHEREAS, Paradyne Corp is a wholly owned subsidiary of Seller and is the owner of record of the Transferred IP set forth in Schedules A and B.
     WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement, dated as of December 29, 2006 (the “Agreement”); and
     WHEREAS, under the terms of the Agreement, Seller has agreed to, among other things, assign to Buyer all of its right, title and interest in, to and under the Transferred IP (as defined in the Agreement) set forth in Schedules A and B.
ASSIGNMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Paradyne does hereby transfer, sell, assign, convey and deliver to Buyer all right, title and interest of Paradyne in, to and under the Transferred LP set forth on Schedules A and B and all good will of the Business (as such term is defined in the Agreement) associated therewith. Paradyne hereby covenants and agrees, that from time to time forthwith upon the reasonable written request of Buyer, Paradyne will, at Buyer’s cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by Buyer in order to transfer, assign, convey and deliver unto and vest in Buyer title to all right, title and interest of Paradyne in, to and under the Transferred IP.
     This Assignment is subject in all respects to the terms and conditions of the Agreement and is intended only to document the assignment of the Transferred IP. Nothing contained in this Assignment shall be deemed to supersede any of the obligations, agreements, representations, covenants or warranties of Seller and Buyer contained in the Agreement.
     This Assignment shall be construed and interpreted according to the laws of the State of California, applicable to contracts to be wholly performed within the State of California.
     This Assignment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Assignment by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Assignment.

     IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized officers.

“SELLER”	“BUYER”

/s/ Kirk Misaka	/s/ Larry Schwartz

By: KIRK MISAKA	By: LARRY SCHWARTZ

Title: CFO	Title: Vice President

“PARADYNE CORP”

/s/ Kirk Misaka

By: KIRK MISAKA

Title: CFO

STATE OF CALIFORNIA:
COUNTY OF ALAMEDA
     On the 26, day of March, 2007, before me personally came KIRK D. MISAKA, to me known (or satisfactorily proven), who being by me duly sworn, did depose and say that he is the CFO of Zhone Technologies., the corporation described in, and which executed the foregoing instrument, and that he was fully authorized to execute this Assignment on behalf of said corporation.

/s/ Karen S. Bradley (SEAL)
Notary Public

STATE OF CALIFORNIA:
COUNTY OF ALAMEDA
     On the 26, day of March, 2007, before me personally came KIRK D. MISAKA, to me known (or satisfactorily proven), who being by me duly sworn, did depose and say that he is the CFO of Paradyne Corp.., the corporation described in, and which executed the foregoing instrument, and that he was fully authorized to execute this Assignment on behalf of said corporation.

/s/ Karen S. Bradley (SEAL)
Notary Public